                                                                      EXHIBIT 99


                                      METROPOLITAN BANCORP
                                         REVOCABLE PROXY
                                 SPECIAL MEETING OF SHAREHOLDERS
                                      ___________ __, 1996

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned, as a holder of Common Stock of Metropolitan Bancorp ("Metropolitan"), hereby appoints the Board of Directors of Metropolitan, or any successors thereto, as Proxies, with full powers of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of Metropolitan which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at _____________________________, Seattle, Washington, on _________ __, 1996 at __:__ _.m., Pacific Time, or any adjournment thereof.

      THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

      SHARES OF COMMON STOCK OF METROPOLITAN WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 11, 1996, BY AND BETWEEN WASHINGTON FEDERAL, INC. AND METROPOLITAN. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

                   IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

                    PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                               --------------------------------
                                               I plan to attend the meeting / /
                                               --------------------------------


1. Proposal to adopt an Agreement and Plan of Merger, dated as of July 11, 1996 (the "Agreement"), by and between Washington Federal, Inc. ("Washington Federal") and Metropolitan Bancorp ("Metropolitan"), which provides, among other things, for (i) the merger of Metropolitan with and into Washington Federal (the "Merger") and (ii) the conversion of each share of common stock of Metropolitan outstanding immediately prior to the Merger (other than any dissenting shares under Washington law and certain shares held by Washington Federal) into the right to receive, subject to possible adjustment under certain circumstances, a number of shares of Washington Federal common stock which will be determined by applying a ratio, set forth in the Agreement, which is based on the average closing price of the Washington Federal common stock over a 20 trading day period ending on the fifth business day prior to the effective time of the Merger, plus cash in lieu of any fractional share interest.
                    FOR         AGAINST               ABSTAIN
                    / /         / /                   / /

      THE BOARD OF DIRECTORS OF METROPOLITAN RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.



                        Dated:  __________________________________________, 1996

                        Signature ______________________________________________


                        Signature ______________________________________________
                                              (print name)

                        IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                        NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.







                                                  E-8